SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2006

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code

(707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      []  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      []  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

           (17 CFR 240.14d-2(b))

      []  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

           (17 CFR 240.13e-4c))

Item 4.01  Changes in Registrant’s Certifying Accountants

 (a)(1)   Previous independent registered public accountants.

(i)        On May 30, 2006, KPMG LLP resigned as the independent registered public accountants for North Bay Bancorp.

(ii)       The reports of KPMG LLP on the financial statements of North Bay Bancorp for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)

North Bay Bancorp’s Audit Committee has approved  the change in accountants.

(iv)      During the two most recent fiscal years and through May 30, 2006, there have been no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the subject matter of the disagreement in their reports on the North Bay Bancorp financial statements for such years.

(v)      During the two most recent fiscal years and through May 30, 2006, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)).

 (a)(3)  North Bay Bancorp has requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 5, 2006 is filed as Exhibit 16 to this Form 8-K.

Item. 5.02

Departure of Principal Officers; Appointment of Principal Officers

(b)

Executive Vice President and Chief Financial Officer Patrick Phelan announced his resignation, effective June 19, 2006.

(c)

On June 5, 2006, the Board of Directors of North Bay Bancorp appointed Michael Wengel as Executive Vice President, Chief Financial Officer of North Bay Bancorp and of its wholly-owned subsidiary The Vintage Bank. The appointment is effective as of June 19, 2006.

Mr. Wengel, age 35, has been a Senior Manager with KPMG LLP from 2004 to the present.  From 2002 to 2004 he was Chief Financial Officer/Chief Operations Officer of Dakotaland Autoglass, Inc. From 1997 to 2002 he was a Manager with McGladrey & Pullen and from 1996 to 1997 he was a Senior Accountant with KPMG LLP. Mr. Wengel served as an Intern with Coopers & Lybrand in 1995 and from 1992 to 1994 he was a Correspondent Banker with U.S. Bancorp.  Mr. Wengel graduated with a Bachelor of Science degree from Oregon State University with a major in accounting and a minor in economics.  He is a certified public of accountant licensed in South Dakota with practice privilege in California and is a member of the AICPA and the South Dakota CPA Society.

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Mr. Wengel  has no family relations with any other director or principal officer of North Bay Bancorp.

There have been no transactions since January 1, 2005, nor are there any currently proposed transactions, to which the North Bay Bancorp, or The Vintage Bank, was or is to be a party, in which Mr. Wengel had a direct or indirect material interest.

Mr. Wengel’s initial base salary will be $15,416.67 per month. In addition, he will be given an auto allowance of $750.00 per month. He  will also participate in the company’s Executive Officer incentive plan.  The amount of any incentive compensation is discretionary on the part of the CEO, subject to review by the Board’s Compensation Committee.   For year 2006, any such incentive would be prorated as of the effective date of  Mr. Wengel’s employment by the company.  Mr. Wengel also received a $10,000 signing bonus.

In addition to the above benefits, North Bay Bancorp intends to grant Mr. Wengel nonstatutory stock options for 5,000 shares of North Bay Bancorp stock, vesting 25% annually for four years and five years thereafter to exercise. The exercise price will be 100% of the fair market value on the date of grant. Granting these options is conditioned upon formal approval from the Board of Directors.  Additionally, he will be eligible for annual grants of restricted stock or stock options (or combination thereof) in accordance with North Bay Bancorp plan guidelines for an Executive Vice President.

Mr. Wengel will also be eligible for the following benefits:

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Group medical and dental insurance effective the first of the month following your employment date;

•

Group term life insurance and group disability insurance, effective first of the month following your employment date;

•

Participation in profit sharing and 401(k) plans, for which he will be eligible the first of the month following 90-days of full-time employment;

•

Paid Catastrophic leave (CAT) in accordance with policies as described in the Employee Handbook;

•

Five weeks Paid Time Off per year, accrued on a pro-rata basis beginning the first day of the month following date of full-time hire;

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Flexible benefits plan (or “cafeteria plan”) effective first of the month following his employment date.

Item  9.01    Financial Statements and Exhibits

(d)   Exhibits.

16.

Letter to the SEC regarding KPMG LLP’s resignation as the independent registered public accountants for North Bay Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2006

NORTH BAY BANCORP

 /s/ Terry L. Robinson

Terry L. Robinson,  President and Chief Executive

Officer (Principal Executive Officer)

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EXHIBIT 16

Letter to the SEC Regarding KPMG LLP’s  Resignation as the

Independent Registered Accountants for North Bay Bancorp

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June 5, 2006

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for North Bay Bancorp and, under the date of March 15, 2006, we reported on the consolidated financial statements of North Bay Bancorp as of and for the years ended December 31, 2005 and 2004.  On May 30, 2006, we resigned.  We have read North Bay Bancorp’s statements included under Item 4.01 of its Form 8-K dated June 5, 2006, and we agree with such statements, except that we are not in a position to agree or disagree with North Bay Bancorp’s Statement that the change was approved by the audit committee of the board of directors.

Very truly yours,

(signed) KPMG LLP

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